EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FIRM

Retalix Holdings, Inc.
Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-14238, 333-12146, 333-09840, 333-109874 and 333-118930) and Form F-3 (file no. 333-110681) of Retalix Ltd. (the “Company”) of our report dated March 31, 2004, relating to the financial statements of Retalix Holdings, Inc., appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Nation Smith Hermes Diamond San Diego, California March 21, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retalix Holdings, Inc.
Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-14238, 333-12146, 333-09840, 333-109874 and 333-118930) and Form F-3 (file no. 333-110681) of Retalix Ltd. (the “Company”) of our report dated March 31, 2004, relating to the financial statements of Retalix Holdings, Inc., appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Nation Smith Hermes Diamond San Diego, California March 21, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retalix Holdings, Inc.
Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-14238, 333-12146, 333-09840, 333-109874 and 333-118930) and Form F-3 (file no. 333-110681) of Retalix Ltd. (the “Company”) of our report dated February 1, 2003, relating to the consolidated financial statements of Retalix Holdings, Inc., appearing in the Company’s Annual Report on Form 20-F as of and for the year ended December 31, 2004.

/s/ Nation Smith Hermes Diamond San Diego, California March 21, 2005